Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Third Quarter 2021 Financial Results

Q3 Revenue and EPS Significantly Ahead of Guidance
Full Year 2021 Guidance Raised Again

BEDFORD, Mass, September 23, 2021 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact business applications, today announced financial results for its fiscal third quarter ended August 31, 2021.

Third Quarter 2021 Highlights:

•Revenue of $147.4 million increased 34% year-over-year on an actual currency basis, and 33% on a constant currency basis.
•Non-GAAP revenue of $152.6 million increased 38% on an actual currency basis, and 36% on a constant currency basis.
•Annualized Recurring Revenue (ARR) of $444 million increased 25% year-over-year on a constant currency basis.
•Operating margin was 31% and Non-GAAP operating margin was 47%.
•Diluted earnings per share was $0.70 compared to $0.53 in the same quarter last year, an increase of 32%.
•Non-GAAP diluted earnings per share was $1.18 compared to $0.78 in the same quarter last year, an increase of 51%.

“We’re very pleased to announce Q3 results that significantly beat our previous guidance for revenue and earnings, and we’re raising 2021 guidance for the third time this year” said Yogesh Gupta, CEO at Progress. “We also announced the signing of a definitive agreement to acquire Kemp, a leader in the Application Experience (“AX”) space. Kemp meets all our acquisition criteria, fits perfectly with our total growth strategy, and brings a very talented team to Progress.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	August 31, 2021	August 31, 2020	% Change	August 31, 2021	August 31, 2020	% Change
Revenue	$147,417	$109,699	34%	$152,597	$110,882	38%
Income from operations	$46,046	$33,193	39%	$71,163	$47,117	51%
Operating margin	31%	30%	100 bps	47%	42%	500 bps
Net income	$30,976	$23,977	29%	$52,577	$35,605	48%
Diluted earnings per share	$0.70	$0.53	32%	$1.18	$0.78	51%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$35,224	$31,112	13%	$35,022	$30,101	16%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal third quarter 2021 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $383.7 million at the end of the quarter.
•DSO was 54 days compared to 49 days in the fiscal third quarter of 2020 and 44 days in the fiscal second quarter of 2021.
•On September 21, 2021, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on December 15, 2021 to shareholders of record as of the close of business on December 1, 2021.
•On September 23, 2021, we announced a definitive agreement to acquire Kemp Technologies, a leader in the Application Experience space, for $258 million in cash.

Anthony Folger, CFO, said: “Q3 results were outstanding across every metric and our confidence in our business is reflected in the increased outlook for 2021. In addition to our strong financial results and outlook, we continued to execute our total growth strategy while remaining disciplined with the acquisition of Kemp, a deal that positions us exceptionally well for 2022 and beyond.”

2021 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2021 and the fiscal fourth quarter ending November 30, 2021:

	Updated FY 2021 Guidance (September 23, 2021)		Prior FY 2021 Guidance (June 24, 2021)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$520 - $524	$548 - $552	$503 - $509	$529 - $535
Diluted earnings per share	$1.56 - $1.58	$3.68 - $3.70	$1.51 - $1.55	$3.46 - $3.50
Operating margin	21%	40%	21%	39%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$168 - $172	$168 - $172	$160 - $164	$158 - $162
Effective tax rate	20% - 21%	20% - 21%	20% - 21%	20% - 21%

Q4 2021 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$129 - $133	$134 - $138
Diluted earnings per share	$0.13 - $0.15	$0.73 - $0.75

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2021 business outlook compared to 2020 exchange rates is approximately $6.8 million on GAAP and non-GAAP revenue, and approximately $0.04 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q4 2021 business outlook compared to 2020 exchange rates on GAAP and non-GAAP revenue is approximately $0.6 million. The expected positive impact on GAAP and non-GAAP diluted Q4 2021 earnings per share is $0.01. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2021 at 5:00 p.m. ET on Thursday, September 23, 2021. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 800-773-2954 or +1 847-413-3731, passcode 50220857. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Kemp acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact business applications. Our comprehensive product stack is designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000 enterprise customers, and three million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2021	August 31, 2020	% Change	August 31, 2021	August 31, 2020	% Change
Revenue:
Software licenses	$51,930	$27,514	89%	$115,354	$77,806	48%
Maintenance and services	95,487	82,185	16%	275,831	241,959	14%
Total revenue	147,417	109,699	34%	391,185	319,765	22%
Costs of revenue:
Cost of software licenses	1,574	1,103	43%	3,763	3,302	14%
Cost of maintenance and services	14,895	11,971	24%	42,887	35,607	20%
Amortization of acquired intangibles	3,599	1,664	116%	10,719	4,974	116%
Total costs of revenue	20,068	14,738	36%	57,369	43,883	31%
Gross profit	127,349	94,961	34%	333,816	275,882	21%
Operating expenses:
Sales and marketing	29,737	22,186	34%	88,468	68,100	30%
Product development	25,616	20,676	24%	76,579	64,117	19%
General and administrative	16,451	13,514	22%	46,335	38,702	20%
Amortization of acquired intangibles	7,978	4,176	91%	22,836	12,484	83%
Restructuring expenses	40	91	(56)%	1,133	1,826	(38)%
Acquisition-related expenses	1,481	1,125	32%	2,721	1,439	89%
Total operating expenses	81,303	61,768	32%	238,072	186,668	28%
Income from operations	46,046	33,193	39%	95,744	89,214	7%
Other expense, net	(6,539)	(2,962)	(121)%	(14,409)	(9,206)	(57)%
Income before income taxes	39,507	30,231	31%	81,335	80,008	2%
Provision for income taxes	8,531	6,254	36%	17,841	17,947	(1)%
Net income	$30,976	$23,977	29%	$63,494	$62,061	2%

Earnings per share:
Basic	$0.71	$0.53	34%	$1.45	$1.38	5%
Diluted	$0.70	$0.53	32%	$1.43	$1.37	4%
Weighted average shares outstanding:
Basic	43,762	45,036	(3)%	43,896	44,941	(2)%
Diluted	44,502	45,364	(2)%	44,542	45,382	(2)%

Cash dividends declared per common share	$0.175	$0.165	6%	$0.525	$0.495	6%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$374	$322	16%	$1,234	$979	26%
Sales and marketing	1,424	1,035	38%	4,679	3,195	46%
Product development	1,848	1,693	9%	6,179	5,518	12%
General and administrative	3,193	2,635	21%	9,893	7,667	29%
Total	$6,839	$5,685	20%	$21,985	$17,359	27%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2021	November 30, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$383,677	$105,995
Accounts receivable, net	77,031	84,040
Unbilled receivables and contract assets	28,479	24,917
Other current assets	19,710	23,983
Total current assets	508,897	238,935
Property and equipment, net	28,724	29,817
Goodwill and intangible assets, net	670,602	704,473
Right-of-use lease assets	28,286	30,635
Long-term unbilled receivables and contract assets	22,225	17,133
Other assets	16,753	20,789
Total assets	$1,275,487	$1,041,782
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$70,713	$70,899
Current portion of long-term debt, net	23,886	18,242
Short-term operating lease liabilities	7,269	7,015
Short-term deferred revenue	169,740	166,387
Total current liabilities	271,608	262,543
Long-term debt, net	247,375	364,260
Convertible senior notes, net	291,283	—
Long-term operating lease liabilities	24,010	26,966
Long-term deferred revenue	33,280	26,908
Other long-term liabilities	11,158	15,092
Shareholders’ equity:
Common stock and additional paid-in capital	343,677	306,244
Retained earnings	53,096	39,769
Total shareholders’ equity	396,773	346,013
Total liabilities and shareholders’ equity	$1,275,487	$1,041,782

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2021	August 31, 2020	August 31, 2021	August 31, 2020
Cash flows from operating activities:
Net income	$30,976	$23,977	$63,494	$62,061
Depreciation and amortization	16,383	7,480	43,074	22,721
Stock-based compensation	6,839	5,685	21,985	17,359
Other non-cash adjustments	1,009	655	4,132	8,311
Changes in operating assets and liabilities	(19,983)	(6,685)	1,917	(8,367)
Net cash flows from operating activities	35,224	31,112	134,602	102,085
Capital expenditures	(625)	(1,662)	(2,741)	(3,419)
Issuances of common stock, net of repurchases	2,947	1,719	(25,753)	(10,973)
Dividend payments to shareholders	(7,755)	(7,452)	(23,372)	(22,358)
Payments of principal on long-term debt	(5,644)	(3,763)	(111,669)	(7,525)
Proceeds from issuance of Notes, net of issuance costs	—	—	349,196	—
Purchase of capped calls	—	—	(43,056)	—
Other	(3,130)	6,520	475	(1,376)
Net change in cash, cash equivalents and short-term investments	21,017	26,474	277,682	56,434
Cash, cash equivalents and short-term investments, beginning of period	362,660	203,645	105,995	173,685
Cash, cash equivalents and short-term investments, end of period	$383,677	$230,119	$383,677	$230,119

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - THIRD QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2021		August 31, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$147,417		$109,699
Acquisition-related revenue(1)	5,180		1,183
Non-GAAP revenue	$152,597	100%	$110,882	100%	38%

Adjusted income from operations:
GAAP income from operations	$46,046	31%	$33,193	30%
Amortization of acquired intangibles	11,577	8%	5,840	5%
Restructuring expenses and other	40	—%	91	—%
Stock-based compensation	6,839	4%	5,685	5%
Acquisition-related revenue(1) and expenses	6,661	4%	2,308	2%
Non-GAAP income from operations	$71,163	47%	$47,117	42%	51%

Adjusted net income:
GAAP net income	$30,976	21%	$23,977	22%
Amortization of acquired intangibles	11,577	8%	5,840	5%
Restructuring expenses and other	40	—%	91	—%
Stock-based compensation	6,839	3%	5,685	5%
Acquisition-related revenue(1) and expenses	6,661	4%	2,308	2%
Amortization of discount on notes	2,868	2%	—	—%
Provision for income taxes	(6,384)	(4)%	(2,296)	(2)%
Non-GAAP net income	$52,577	34%	$35,605	32%	48%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.70		$0.53
Amortization of acquired intangibles	0.26		0.12
Stock-based compensation	0.15		0.13
Acquisition-related revenue(1) and expenses	0.15		0.05
Amortization of discount on notes	0.06		—
Provision for income taxes	(0.14)		(0.05)
Non-GAAP diluted earnings per share	$1.18		$0.78		51%

Non-GAAP weighted avg shares outstanding - diluted	44,502		45,364		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2021		August 31, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$391,185		$319,765
Acquisition-related revenue(1)	22,394		7,384
Non-GAAP revenue	$413,579	100%	$327,149	100%	26%

Adjusted income from operations:
GAAP income from operations	$95,744	24%	$89,214	28%
Amortization of acquired intangibles	33,555	8%	17,458	5%
Restructuring expenses and other	1,133	—%	1,826	—%
Stock-based compensation	21,985	5%	17,359	5%
Acquisition-related revenue(1) and expenses	25,115	6%	8,823	3%
Non-GAAP income from operations	$177,532	43%	$134,680	41%	32%

Adjusted net income:
GAAP net income	$63,494	16%	$62,061	19%
Amortization of acquired intangibles	33,555	8%	17,458	5%
Restructuring expenses and other	1,133	—%	1,826	—%
Stock-based compensation	21,985	5%	17,359	5%
Acquisition-related revenue(1) and expenses	25,115	6%	8,823	3%
Amortization of discount on notes	4,348	1%	—	—%
Provision for income taxes	(18,036)	(4)%	(8,563)	(2)%
Non-GAAP net income	$131,594	32%	$98,964	30%	33%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.43		$1.37
Amortization of acquired intangibles	0.75		0.38
Restructuring expenses and other	0.03		0.04
Stock-based compensation	0.48		0.39
Acquisition-related revenue(1) and expenses	0.56		0.19
Amortization of discount on notes	0.10		—
Provision for income taxes	(0.40)		(0.19)
Non-GAAP diluted earnings per share	$2.95		$2.18		35%

Non-GAAP weighted avg shares outstanding - diluted	44,542		45,382		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q3 2021	Q3 2020	% Change
Cash flows from operations	$35,224	$31,112	13%
Purchases of property and equipment	(625)	(1,662)	(62)%
Free cash flow	34,599	29,450	17%
Add back: restructuring payments	423	651	(35)%
Adjusted free cash flow	$35,022	$30,101	16%

Year to Date Adjusted Free Cash Flow

(In thousands)	Q3 2021	Q3 2020	% Change
Cash flows from operations	$134,602	$102,085	32%
Purchases of property and equipment	(2,741)	(3,419)	(20)%
Free cash flow	131,861	98,666	34%
Add back: restructuring payments	5,087	3,131	62%
Adjusted free cash flow	$136,948	$101,797	35%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2020	November 30, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$442.1	$520.4	18%	$524.4	19%
Acquisition-related adjustments - revenue(1)	14.1	27.6	96%	27.6	96%
Non-GAAP revenue	$456.2	$548.0	20%	$552.0	21%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch, Chef, and Kemp.

Fiscal Year 2021 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
GAAP income from operations	$108.9	$110.0
GAAP operating margins	21%	21%
Acquisition-related revenue	27.6	27.6
Acquisition-related expense	3.4	3.4
Restructuring expense	4.8	4.8
Stock-based compensation	28.9	28.9
Amortization of acquired intangibles	46.9	46.9
Total adjustments(2)	111.6	111.6
Non-GAAP income from operations	$220.5	$221.6
Non-GAAP operating margin	40%	40%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and Kemp and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2021 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2021
(In millions, except per share data)	Low	High
GAAP net income	$69.7	$70.6
Adjustments (from previous table)	111.6	111.6
Amortization of discount on notes	7.2	7.2
Income tax adjustment(3)	(24.4)	(24.3)
Non-GAAP net income	$164.1	$165.1

GAAP diluted earnings per share	$1.56	$1.58
Non-GAAP diluted earnings per share	$3.68	$3.70

Diluted weighted average shares outstanding	44.6	44.6

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and 20% for High, calculated as follows:
Non-GAAP income from operations	$220.5	$221.6
Other (expense) income	(14.0)	(14.0)
Non-GAAP income from continuing operations before income taxes	206.5	207.6
Non-GAAP net income	164.1	165.1
Tax provision	$42.4	$42.5
Non-GAAP tax rate	21%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2021 GUIDANCE
(Unaudited)

Fiscal Year 2021 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2021
(In millions)	Low	High
Cash flows from operations (GAAP)	$168	$172
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$168	$172

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2021 GUIDANCE
(Unaudited)

Q4 2021 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2020	November 30, 2021
(In millions)		Low	% Change	High	% Change
GAAP revenue	$122.4	$129.2	6%	$133.2	9%
Acquisition-related adjustments - revenue(1)	6.7	5.2	(22)%	5.2	(22)%
Non-GAAP revenue	$129.1	$134.4	4%	$138.4	7%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch, Chef, and Kemp.

Q4 2021 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2021
	Low	High
GAAP diluted earnings per share	$0.13	$0.15
Acquisition-related revenue	0.12	0.12
Acquisition-related expense	0.02	0.02
Restructuring expense	0.08	0.08
Stock-based compensation	0.15	0.15
Amortization of acquired intangibles	0.30	0.30
Total adjustments(2)	0.67	0.67
Amortization of discount on notes	0.06	0.06
Income tax adjustment	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$0.73	$0.75
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Chef and Kemp. The final amounts will not be available until the Company’s internal procedures and reviews are completed.